Exhibit 10.4

AMENDMENT NO. 1 TO

LIMITED PARTNERSHIP AGREEMENT

This Amendment No. 1 to the Limited Partnership Agreement (this “Amendment”), dated as of January 30, 2017, is between InPoint Commercial Real Estate Income, Inc. (the “General Partner”) and InPoint REIT Holdings, LLC (the “Limited Partner”). This Amendment amends the Limited Partnership Agreement of InPoint REIT Operating Partnership, LP dated October 7, 2016 between the General Partner and the Limited Partner (the “Limited Partnership Agreement”).

W I T N E S S E T H

WHEREAS, the General Partner and the Limited Partner are parties to the Limited Partnership Agreement, which establishes their respective rights and obligations in connection with InPoint REIT Operating Partnership, LP, which is the partnership through which the General Partner intends to conduct its current and future business; and

WHEREAS, the General Partner and the Limited Partner desire to amend the Limited Partnership Agreement pursuant to this Amendment.

NOW, THEREFORE, the General Partner and the Limited Partner hereby modify and amend the Limited Partnership Agreement as follows:

1.     Defined Terms. Capitalized terms used herein shall have the meanings set forth in the Limited Partnership Agreement.

2.     Amendment to the Limited Partnership Agreement.

Section 6.1(a) of the Limited Partnership Agreement is hereby deleted and replaced in its entirety with the following:

6.1(a) Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. The General Partner may appoint officers of the Partnership (the “Officers”) for the purpose of managing the day-to-day operations of the Partnership. Except for situations in which a decision of the General Partner is expressly required by this Agreement or by non-waivable provisions of applicable law, the Officers shall have full and complete authority, power and discretion to perform any and all other acts or activities customary or incident to the management of the Partnership’s business and to sign for or bind the Partnership. The General Partner can remove the Officers at any time for any reason or for no reason. The names of the initial Officers serving the Partnership and the capacities in which they serve are as follows:

Name	Office
Mitchell Sabshon	Chief Executive Officer
Donald MacKinnon	Chief Operating Officer
Andrew Winer	Chief Investment Officer

Section 8.1 of the Limited Partnership Agreement is hereby deleted and replaced in its entirety with the following:

8.1 The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner and, if applicable, the Officers.

3.     Construction. The provisions of this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware; provided, however, that any cause of action for violation of federal or state securities laws shall not be governed by this Section 3.

4.    Entire Amendment. This Amendment may not be amended or modified except in writing signed by all parties.

5.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Limited Partnership Agreement as of the date and year first above written.

GENERAL PARTNER:

InPoint Commercial Real Estate Income, Inc.

By:	/s/ Mitchell A. Sabshon
Name:	Mitchell A. Sabshon
Title:	CEO

LIMITED PARTNER:

InPoint REIT Holdings, LLC By: InPoint Commercial Real Estate Income, Inc., its manager

By:	/s/ Roderick S. Curtis
Name:	Roderick S. Curtis
Title:	Vice President